Exhibit 99.1

PROS HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

•	Record fourth quarter revenue of $32.7 million, exceeding the high end of guidance, an increase of 25% over the fourth quarter of 2011.

•	Record 2012 revenue of $117.8 million, exceeding the high end of guidance, an increase of 22% over 2011.

•	GAAP operating income of $2.3 million for the fourth quarter, exceeding the high end of guidance, and $8.2 million for 2012.

•	Non-GAAP operating income for the fourth quarter was $4.9 million, exceeding the high end of guidance, and $17.8 million for 2012.

•
GAAP earnings per share for the fourth quarter of $0.05, and non-GAAP earnings per share of $0.11. GAAP net income for the full year 2012 of $0.17 per share, and non-GAAP net income of $0.42 per share.

HOUSTON, Texas – February 12, 2013 — PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced financial results for the fourth quarter and full year ended December 31, 2012.

Total revenue for the fourth quarter of 2012 was $32.7 million and represented an increase of 25% over the fourth quarter of 2011, exceeding the high end of guidance.

CEO Andres Reiner stated, “We are excited to report another strong performance in the fourth quarter and full year 2012, exceeding expectations with record revenues.  Our growth was driven by a strong uptick in new customer signings in our business-to-business industries, a testament to PROS attractive value proposition for companies interested in monetizing their big data.  I am proud of the PROS team worldwide for this incredible accomplishment, and believe PROS has never been in a stronger position as we enter 2013 with great momentum.”

For the quarter ended December 31, 2012, GAAP operating income was $2.3 million, compared with $2.8 million in the fourth quarter of 2011. GAAP net income for the fourth quarter was $1.4 million, or $0.05 per share, compared with $2.1 million, or $0.08 per share, in the fourth quarter of 2011.

For the quarter ended December 31, 2012, non-GAAP operating income was $4.9 million, compared with $4.6 million in the fourth quarter of 2011. Non-GAAP net income for the fourth quarter of 2012 and 2011 was $3.3 million and $3.2 million, respectively, or $0.11 per share for both periods.
For the year ended December 31, 2012, GAAP revenue was $117.8 million, above the high end of guidance, a 22% increase from $96.6 million for the full year 2011. GAAP operating income was $8.2 million for the full year 2012, compared with $8.8 million for the full year 2011. GAAP net income for the full year 2012 was $5.0 million, or $0.17 per share, compared with $6.4 million, or $0.23 per share for the full year 2011.
For the year ended December 31, 2012, non-GAAP operating income was $17.8 million, a 14% increase from $15.6 million for the full year 2011. Non-GAAP net income for the full year 2012 was $11.9 million, or $0.42 per share, compared with $10.7 million, or $0.39 per share for the full year 2011.

Backlog was $146.5 million as of December 31, 2012, as compared with backlog of $124.1 million as of December 31, 2011. The portion of backlog as of December 31, 2012 reasonably expected to be recognized as revenue within the next twelve months is estimated to be $108.0 million, an increase of 26% from December 31, 2011.

2012 Business Highlights

•
Signed new customers across several industries in the fourth quarter, such as American Standard, Guardian Analytics, O'Reilly Automotive, Oman Air, Panduit, Stramit Building Products, and Volvo Group Trucks, among others. These companies joined those who selected PROS earlier in the year, including ARUP Laboratories, Ecolab, Hewlett Packard, Kimberly Clark Professional, Nexidia, Sichuan Airlines, TE Connectivity, and Zimmer among others.

•	Filed six new patents, introduced Rebate Optimizer as a new product, and released new versions of our big data applications for pricing and sales effectiveness.

•	Announced participation in Microsoft Dynamics ISV Partnership Program to provide Microsoft Dynamics CRM customers with actionable, real-time customer insights that can improve sales performance.

•
Achieved new product certifications from SAP for integration of PROS solutions into SAP ERP and SAP CRM, providing the most complete and seamless integration experience in SAP.  Approximately two-thirds of PROS new B2B customers signed in 2012 run SAP, and more than half of PROS B2B customers overall run SAP.

•	Increased annual headcount by 31% to approximately 700 people, reflecting investments made across the company in support of our long-term growth.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “Our strong performance was directly attributable to the investments we have made to diversify our business, expand our go-to-market initiatives and increase awareness for our solutions, resulting in 22% revenue growth for the full year and very strong backlog entering 2013. We are confident in our ability to grow full year 2013 revenue approximately 22% to 23%. We plan to accelerate our investments in order to capture the significant opportunity we see in front of us and believe we can drive growth of 20% or greater for the next several years while delivering solid profitability.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the quarter and the year ended December 31, 2012 and 2011.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•	Total revenue for the first quarter of 2013 in the range of $32.7 million to $33.3 million

•
GAAP income from operations of $0.3 million to $0.9 million and GAAP earnings per share of $0.05 to $0.06 for the first quarter of 2013. GAAP earnings per share includes a tax benefit of approximately $1.1 million related to the 2012 R&E tax credit recorded in the first quarter

•	Non-GAAP income from operations of $3.4 million to $4.0 million, which excludes estimated non-cash share-based compensation charges of approximately $3.1 million for the first quarter of 2013

•
Non-GAAP earnings per share, which includes the full impact of the 2012 R&E tax credit recorded in the first quarter, is expected to be $0.12 to $0.14 for the first quarter of 2013. Excluding the 2012 R&E tax credit, non-GAAP earnings per share is expected to be $0.08 to $0.10 for the first quarter of 2013. On a non-GAAP basis there will be essentially no tax provision in the quarter

•	Estimated weighted average of 29.0 million diluted shares outstanding for the first quarter of 2013
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on February 12, 2013, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (800) 322-5044 (domestic) or (617) 614-4927 (international).

The pass code for the call is 86425356. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.pros.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 71371803. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply 27 years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 30 industries. PROS has implemented more than 500 solutions in more than 50 countries. The PROS team comprises more than 700 professionals around the world. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance, positioning of PROS, in the enterprise and mid-market sectors, the confidence and optimism of PROS management, customer successes, the growth and reach of PROS’ reseller network, awareness of PROS sales, pricing and revenue management optimization solutions, the demands for PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the continued reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) the challenges associated with PROS’ selling its solutions and successfully installing and delivering the products and services, (c) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (d) the risk that the market for PROS’ sales, pricing quoting, rebate and revenue management optimization software does not grow as anticipated, (e) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (f) the risk that PROS will not be able to maintain historical maintenance renewal rates, (g) personnel and other risks associated with growing a business generally (h) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (i) the impact of currency fluctuations on PROS’ results of operations, (j) the risk that reseller and other relationships do not increase sales of PROS’ solutions, (k) civil and political unrest in regions in which PROS operate and (l) the risk that we may face increased competition as part of entering new markets. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS’ expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact:PROS Investor Relations
Staci Strauss-Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact:PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	December 31,
	2012	2011
Assets:
Current assets:
Cash and cash equivalents	$83,558	$68,457
Accounts and unbilled receivables, net of allowance of $760 and $1,130, respectively	38,801	33,864
Prepaid and other current assets	5,067	8,353
Total current assets	127,426	110,674
Restricted cash	329	329
Property and equipment, net	12,788	4,703
Other long term assets, net	5,936	5,553
Total assets	$146,479	$121,259
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$3,775	$4,915
Accrued liabilities	3,258	1,541
Accrued payroll and other employee benefits	7,669	4,790
Deferred revenue	39,774	33,094
Total current liabilities	54,476	44,340
Long-term deferred revenue	2,007	2,850
Long-term accrued liabilities	1,327	126
Total liabilities	57,810	47,316
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 31,966,432 and 31,432,430 shares issued, respectively; 27,548,847 and 27,014,845 shares outstanding, respectively	32	31
Additional paid-in capital	87,693	77,934
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	14,893	9,927
Total stockholders’ equity	88,669	73,943
Total liabilities and stockholders’ equity	$146,479	$121,259

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Revenue:
License and implementation	$22,190	$17,540	$77,656	$62,975
Maintenance and support	10,533	8,700	40,135	33,664
Total revenue	32,723	26,240	117,791	96,639
Cost of revenue:
License and implementation	7,740	5,406	25,830	19,627
Maintenance and support	1,938	1,744	7,955	6,675
Total cost of revenue	9,678	7,150	33,785	26,302
Gross profit	23,045	19,090	84,006	70,337
Operating expenses:
Selling, marketing, general and administrative	13,691	9,571	48,215	35,891
Research and development	7,093	6,719	27,611	25,671
Income from operations	2,261	2,800	8,180	8,775
Other (expense) income, net	(42)	(108)	(163)	(141)
Income before income tax provision	2,219	2,692	8,017	8,634
Income tax provision	795	571	3,051	2,284
Net income	$1,424	$2,121	$4,966	$6,350
Net earnings per share:
Basic	$0.05	$0.08	$0.18	$0.24
Diluted	$0.05	$0.08	$0.17	$0.23
Weighted average number of shares:
Basic	27,494,076	26,974,685	27,365,731	26,831,530
Diluted	28,715,202	28,035,591	28,419,956	27,761,958

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Year Ended December 31,
	2012	2011
Operating activities:
Net income	$4,966	$6,350
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	2,286	1,609
Share-based compensation	9,645	6,832
Excess tax benefits on share-based compensation	(1,686)	(1,379)
Tax benefit from share-based compensation	1,573	1,320
Deferred income tax, net	962	315
Provision for doubtful accounts	(326)	178
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(4,609)	(6,656)
Prepaid expenses and other assets	2,215	(2,971)
Accounts payable	(790)	2,579
Accrued liabilities	1,700	(392)
Accrued payroll and other employee benefits	2,879	405
Deferred revenue	5,837	6,053
Net cash provided by operating activities	24,652	14,243
Investing activities:
Purchases of property and equipment, and capitalized internal-use software development costs	(9,527)	(3,002)
Increase in restricted cash	—	(36)
Increase in short-term investment	—	73
Net cash used in investing activities	(9,527)	(2,965)
Financing activities:
Exercise of stock options	1,354	1,874
Excess tax benefits on share-based compensation	1,686	1,379
Tax withholding related to net share settlement of restricted stock units	(2,814)	(1,919)
Debt issuance costs related to credit facility	(250)	—
Net cash (used in) provided by financing activities	(24)	1,334
Net increase in cash and cash equivalents	15,101	12,612
Cash and cash equivalents:
Beginning of period	68,457	55,845
End of period	$83,558	$68,457

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		Quarter over	For the Year		Year over
	Ended December 31,		Quarter	Ended December 31,		Year
	2012	2011	% change	2012	2011	% change
GAAP gross profit	$23,045	$19,090	20.7%	$84,006	$70,337	19.4%
Non-GAAP adjustment:
GAAP share-based compensation	486	307		1,451	1,201
Non-GAAP gross profit	$23,531	$19,397	21.3%	$85,457	$71,538	19.5%

Non-GAAP gross margin	71.9%	73.9%		72.5%	74.0%

GAAP selling, marketing, general and administrative	$13,691	$9,571	43.0%	$48,215	$35,891	34.3%
Non-GAAP adjustment:
GAAP share-based compensation	1,707	1,067		6,273	4,038
Non- GAAP selling, marketing, general and administrative	$11,984	$8,504	40.9%	$41,942	$31,853	31.7%

GAAP research and development	$7,093	$6,719	5.6%	$27,611	$25,671	7.6%
Non-GAAP adjustment:
GAAP share-based compensation	490	450		1,921	1,593
Non- GAAP research and development	$6,603	$6,269	5.3%	$25,690	$24,078	6.7%

Income from operations	$2,261	$2,800	(19.3)%	$8,180	$8,775	(6.8)%
Non-GAAP adjustment:
GAAP share-based compensation	2,683	1,824		9,645	6,832
Non-GAAP income from operations	$4,944	$4,624	6.9%	$17,825	$15,607	14.2%

Non-GAAP income from operations % of total revenue	15.1%	17.6%		15.1%	16.1%

GAAP net income	$1,424	$2,121	(32.9)%	$4,966	$6,350	(21.8)%
Non-GAAP adjustment:
GAAP share-based compensation	2,683	1,824		9,645	6,832
Tax impact related to non-GAAP adjustments	(857)	(741)		(2,696)	(2,436)
Non-GAAP net income	$3,250	$3,204	1.4%	$11,915	$10,746	10.9%

Non-GAAP diluted earnings per share	$0.11	$0.11		$0.42	$0.39

Shares used in computing non-GAAP earnings per share	28,715	28,036		28,420	27,762

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$486	$307		$1,451	$1,201
Selling, marketing, general and administrative	1,707	1,067		6,273	4,038
Research and development	490	450		1,921	1,593
Total share-based compensation expense	$2,683	$1,824		$9,645	$6,832